Exhibit 10.121


                           FIRST PREFERRED MORTGAGE

                            Dated November 13, 1996

                         READING & BATES DRILLING CO.

                                - in favor of -

                       CHRISTIANIA BANK OG KREDITKASSE,
                               NEW YORK BRANCH,
                              as Security Trustee

                                  JACK BATES


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                                     INDEX

CLAUSE                  SUBJECT MATTERPAGE

      1     DEFINITIONS AND INTERPRETATION  . . . . . . . . . . . . . . . . 2
      2     REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . 7
      3     MORTGAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
      4     PAYMENT COVENANTS . . . . . . . . . . . . . . . . . . . . . . . 9
      5     PRESERVATION OF SECURITY  . . . . . . . . . . . . . . . . . . . 9
      6     INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      7     RIG COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .  14
      8     PROTECTION OF SECURITY  . . . . . . . . . . . . . . . . . . .  18
      9     ENFORCEABILITY AND INDENTURE TRUSTEE'S POWERS . . . . . . . .  19
      10    APPLICATION OF MONEYS . . . . . . . . . . . . . . . . . . . .  20
      11    FURTHER ASSURANCES  . . . . . . . . . . . . . . . . . . . . .  21
      12    POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . .  22
      13    INDEMNITIES . . . . . . . . . . . . . . . . . . . . . . . . .  22
      14    EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      15    COMMUNICATIONS  . . . . . . . . . . . . . . . . . . . . . . .  24
      16    ASSIGNMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  24
      17    TOTAL AMOUNT, ETC.  . . . . . . . . . . . . . . . . . . . . .  25
      18    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .  25
      19    JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . .  25

      ACKNOWLEDGEMENT OF MORTGAGE
      EXHIBIT 1 FORM OF CREDIT AGREEMENT

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THIS FIRST  PREFERRED MORTGAGE (this  "Mortgage") is made  on the 13th  day of
November, 1996

BY

(1) READING & BATES DRILLING CO., an Oklahoma corporation having its principal offices at 901 Threadneedle, Suite 200, Houston, Texas 77079 (the "Owner"),

IN FAVOR OF

(2) CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, a Norwegian banking corporation having its office at 11 West 42nd Street, New York, New York, as security trustee for the Banks (as hereinafter defined) and as mortgagee (the "Trustee")

WHEREAS

(A) The Owner is the sole owner of the whole of the semi-submersible drilling unit JACK BATES documented under the laws and flag of the United States of America with Official Number 906283 of 19,928 gross registered tons and 14,948 net registered tons (the "Rig").

(B) By a Credit Agreement dated as of November 13, 1996 (as modified, amended or supplemented from time to time, the "Credit Agreement") among (i) Reading & Bates Corporation, a Delaware corporation, ("Holdings"), (ii) the Owner, as borrower, (iii) the banks party thereto (the "Banks"), (iv) Credit Lyonnais New York Branch and Banque Indosuez, as documentation agents (the "Documentation Agents") and (v) the Trustee, as administrative agent, arranger and security trustee (in such capacity, the "Administrative Agent") (the form of which Credit Agreement together with Exhibit B thereto but without the remaining attachments is attached hereto as Exhibit 1), it was agreed among other things that the Banks would make available to the Owner upon the terms and conditions therein described a reducing revolving credit facility (the "Facility") in an aggregate amount at any time outstanding of Three Hundred Million United States Dollars (US$300,000,000), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein.

(C) The obligations of the Owner with respect to the Facility are evidenced by the Credit Agreement and the other Credit Documents, including the promissory notes of the Owner payable to the order of the respective Banks (each a "Note" and collectively the "Notes") (the form of which is attached as Exhibit B to the Credit Agreement).

(D) This Mortgage is made for the benefit of the Trustee to secure (i) the full and prompt payment when due of (x) the principal of and interest on the Notes issued, and Loans made, under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to the Letters of Credit issued under the Credit Agreement and (y) all other obligations and indebtedness (including without limitation, indemnities, Fees and interest thereon) of the Owner to the Secured Creditors (as hereinafter defined), whether now existing or hereafter incurred under, arising out of or in connection with the Credit
       Agreement and the other Credit Documents including, without limitation, this Mortgage and the due performance and compliance by the Owner with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents including, without limitation, this Mortgage; (ii) any and all sums advanced by the Trustee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral; (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Owner referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of the Trustee of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Trustee of its rights hereunder, together with reasonable attorneys' fees of counsel to the Trustee and court costs; and (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Clause 13 of this Mortgage (all such obligations, liabilities, sums and expenses referred to in clauses (i) through (iv) above being collectively referred to as the "Obligations"). It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Mortgage or extended from time to time after the date of this Mortgage.

(E) This First Preferred Mortgage is entered into by the Owner in consideration of the Banks agreeing, at the request of the Owner, to make the Facility available to the Owner under the terms of the Credit Agreement and as a condition thereto and for other good and valuable consideration provided by the Banks (the sufficiency of which the Owner hereby acknowledges).

NOW THIS MORTGAGE WITNESSETH AND IT IS HEREBY AGREED

1.     DEFINITIONS AND INTERPRETATION

1.01 In this Mortgage unless the context otherwise requires, the following expressions shall have the following meanings:

       "Administrative Agent" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Bank" means any lender listed from time to time on Annex I to the Credit Agreement (collectively, the "Banks");

       "Collateral" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Credit Agreement" means the Credit Agreement, dated as of November 13, 1996, among Holdings, the Owner, the Banks, the Documentation Agents and the Administrative Agent first referred to in Recital (B) hereto, as modified, amended or supplemented from time to time;

       "Credit Documents" shall have the meaning for such term as set forth in the Credit Agreement;

       "Credit Facility Period" shall mean the period commencing on the date hereof and ending on the date the Total Commitments have terminated, no Letters of Credit remain outstanding and the Loans and the Unpaid Drawings, together with interest, fees and all other obligations are paid in full;

       "Default  Rate"  shall  mean   the  rate  of  interest  calculated   in
       accordance with Section 1.08(c) of the Credit Agreement;

       "Environmental Approvals" means all approvals, licenses, permits, exemptions or authorization required under applicable Environmental Laws;

       "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Holdings or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment;

       "Environmental Incident" means (i) any release of Environmentally Sensitive Material from the Rig, (ii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Rig and which involves collision between the Rig and such other vessel or some other incident of navigation or operation, in either case, where the Rig or the Owner are actually or allegedly at fault or otherwise liable (in whole or in part) or (iii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Rig and where the Rig is actually or potentially liable to be arrested as a result and/or where the Owner is actually or allegedly at fault or otherwise liable (and, in each such case, "release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment);

       "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. 7401 et seq.; the Clean Air
       Act, 42 U.S.C.   7401 et seq.; the Safe Drinking  Water Act, 42 U.S.C.
       3808 et seq.;  the Oil Pollution  Act of 1990,  33 U.S.C.   2701 et
       seq. and any applicable state and local or foreign counterparts or equivalents;

       "Fees" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained, electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority;

       "Indemnitee" shall have the meaning set forth in Section 13.01;

       "Insurances" includes all policies and contracts of insurance (which expression includes all entries of the Rig in a protection and indemnity association) which are from time to time taken out or entered into in respect of the Rig or otherwise by the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Administrative Agent) and all benefits thereof (including claims of whatsoever nature and return of premiums);

       "Interest Period" shall have the same meaning for such term as set forth in Section 1.09 of the Credit Agreement;

       "Letter of Credit" shall have the same meaning for such term as set forth in Section 2.01(a) of the Credit Agreement;

       "Loan(s)" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Major Casualty" means any casualty to the Rig in respect whereof the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds Five Hundred Thousand United States Dollars (US$500,000) or the equivalent in any other currency;

       "Note" means each promissory  note of the Owner referred  to in Recital
       (C) hereto and in Section 1.05(a) of the Credit Agreement;

       "Obligations" shall have the meaning provided in Recital (D) hereto;

       "Oil Pollution Act 1990" means the Oil Pollution Act 1990 (33 U.S.C. 2701 et seq.), as amended;

       "Other Rigs" means, individually or collectively, each of (i) the jack-up drilling rig D. R. STEWART owned by Reading & Bates Exploration Co. ("R&B Exploration") documented under the laws and flag of the United States with Official Number 626904 of 6,494 gross registered tons and 5,834 net registered tons; (ii) the offshore drilling rig W. D. KENT owned by R&B Exploration documented under the laws and flag of the United States with Official Number 583169 of 5,383 gross registered tons and 4,185 net registered tons; (iii) the offshore drilling rig CHARLEY GRAVES owned by Reading and Bates Borneo Drilling Co., Ltd. documented under the laws and flag of the Republic of Panama with Patente Number 6618-76-CH of 5,829 gross registered tons and 1,748 net registered tons; (iv) the jack-up drilling rig RON TAPPMEYER owned by Reading & Bates (A) Pty Ltd. documented under the laws and flag of Australia with Official Number 855213 of 11,455 gross registered tons and 3,436 net registered tons; (v) the semi-submersible drilling rig J. W. McLEAN owned by the Owner documented under the laws and flag of the Republic of Panama with Patente Number 25384-PEXT of 15,453 gross registered tons and 4,636 net registered tons; (vi) the semi-submersible drilling rig RIG 41 owned by the Owner documented under the laws and flag of the Republic of Panama with the Patente Number to be assigned on the date hereof of 10,078 gross registered tons and 3,024 net registered tons; (vii) the jack-up drilling rig HARVEY H. WARD owned by HRB Rig Corporation documented under the laws and flag of the United States of America with Official Number 642693 of 4,121 gross registered tons and 3,079 net registered tons; (viii) the jack-up drilling rig F. G. McCLINTOCK owned by Reading & Bates Offshore, Limited documented under the laws and flag of the United States of America with Official Number 562059 of 5,525 gross registered tons and 1,657 net registered tons; (ix) the jack-up drilling rig RANDOLPH YOST owned by the Owner documented under the laws and flag of the United States of America with Official Number 601699 of 4,701 gross registered tons and 4,701 net registered tons;
       (x) the jack-up drilling rig J. T. ANGEL owned by the Owner documented under the laws and flag of the United States of America with Official Number 651645 of 4,186 gross registered tons and 3,090 net registered tons; (xi) the jack-up drilling rig ROGER W. MOWELL owned by the Owner documented under the laws and flag of the United States of America with Official Number 645360 of 4,121 gross registered tons and 3,079 net registered tons; (xii) the jack-up drilling rig GEORGE H. GALLOWAY owned by Reading & Bates Offshore, Limited documented under the laws and flag of the United States of America with Official Number 651646 of 3,729 gross registered tons and 2,496 net registered tons; and
       (xiii) the jack-up drilling rig C. E. THORNTON to be owned by HRB Rig Corporation documented under the laws and flag of the United States of America with Official Number 673210 of 6,096 gross registered tons and 6,096 net registered tons;

       "Permitted Liens" means: (1) liens incident to expenses of current operations, other than for master's and crew's wages, incurred in the ordinary course of business of the Owner and due and payable for not more than thirty (30) days (or being contested in good faith, provided such liens are not in excess of U.S.$5,000,000.00, and if in excess thereof, then the Owner shall, upon the written request of the Administrative Agent, provide a bond or other security satisfactory to the Administrative Agent); (2) liens for master's and crew's wages not yet due and payable; (3) liens for taxes, assessments, governmental charges, fines and penalties not at the time delinquent (unless being contested in good faith, provided such liens are not in excess of
       U.S.$5,000,000.00, and if in excess thereof, then the Owner shall, upon the written request of the Administrative Agent, provide a bond or other security satisfactory to the Administrative Agent); (4) liens for general average and salvage (including contract salvage); (5)
       liens for claims covered by valid policies of insurance meeting the requirements of Clause 6 hereof (except that no lien shall be deemed not covered by insurance to the extent insurance in force would cover the amount secured by the lien but for any applicable deductible amount approved by the Administrative Agent); (6) liens arising pursuant to any judgment or to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than 30 consecutive days; (7) any lien for the payment or discharge of which provisions satisfactory to the Administrative Agent have been made as evidenced by the Administrative Agent's written consent to such lien; (8) any lien in favor of the Banks; and provided that Permitted Liens shall not include any liens described in subclauses (1) through (7) above unless they: (i) are subordinate to the lien of this Mortgage or (ii) constitute a maritime lien which would in any event be entitled as such to priority over the Mortgage under the United States shipping laws or other applicable laws relating to the Rig's trading pattern. Nothing herein shall be deemed a waiver of the preferred status of this Mortgage;

       "Protection and indemnity risks" means the usual risks covered by protection and indemnity associations of international repute including the proportion not recoverable in case of collision under the ordinary running-down clause (unless such is recoverable under the relevant hull and machinery coverage);

       "Requisition Compensation" means all moneys or other compensation payable during the Credit Facility Period by reason of requisition for title or other compulsory acquisition of the Rig otherwise than by requisition for hire;

       "Rig" means the vessel described in Recital (A) hereto and includes any share or interest therein and her engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired (but excluding therefrom any leased equipment owned by third parties);

       "Secured Creditors" shall mean the Trustee, the Banks, the Letter of Credit Issuer and the Administrative Agent under and as defined in the Credit Agreement;

       "Security Documents" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Security Interest" means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement, title retention or other security interest or arrangement of any kind whatsoever;

       "Ship Mortgage Act" means the United States Ship Mortgage Act, 1920, as amended, recodified at 46 U.S.C. 31301, et seq.;

       "Taxes" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Total Commitment" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Total Loss" means (a) the actual, constructive, arranged, agreed, or compromised Total Loss of the Rig; (b) the requisition for title or other compulsory acquisition or forfeiture of the Rig otherwise than by requisition for hire; (c) the capture, seizure, arrest, detention or confiscation of the Rig by any government or by persons acting or purporting to act on behalf of any government unless the Rig be released from such capture, seizure, arrest or detention within ninety
       (90) days after the occurrence thereof;

       "United States Dollars" and "US$" means the lawful currency of the United States of America;

       "Unpaid Drawing" shall have the same meaning for such term as set forth in the Credit Agreement;

       "War Risks" includes the risk of mines and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

1.02 Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Credit Agreement shall have the same meanings when used in this Mortgage.

1.03   In this Mortgage:

       (a) Clause headings are inserted for convenience only and shall not affect the construction of this Mortgage and, unless otherwise specified, all references to Clauses are to clauses of this Mortgage;

       (b)   unless  the  context  otherwise  requires,  words   denoting  the
             singular number shall include the plural and vice versa;

       (c)   references   to    persons   include    bodies   corporate    and
             unincorporated;

       (d) references to assets include property, rights and assets of every description;

       (e) references to any document are to be construed as references to such document as amended or supplemented from time to time; and

       (f) references to any enactment include re-enactments, amendments and extensions thereof.

2.     REPRESENTATIONS AND WARRANTIES

2.01   The Owner hereby represents and warrants to the Trustee that:

       (a) the Owner is the sole legal and beneficial owner of the whole of the Rig and neither the whole nor any share in the Rig is subject to any Security Interest (except for Permitted Liens and the lien of this Mortgage);

       (b) the Owner has not sold or transferred, or agreed to sell or transfer, title to the Rig or any share therein;

       (c) the Owner is a corporation duly organized and validly existing and in good standing under the laws of the State of Oklahoma;

       (d) the Owner has full power and authority (i) to register the Rig in its name under United States flag, (ii) to execute and deliver this Mortgage, (iii) to mortgage the Rig as security for the Obligations and (iv) to comply with the provisions of, and perform all its obligations under, this Mortgage;

       (e)   the  Owner has  complied with  all statutory  and other  material
             requirements   relating  to   the  ownership,   registration  and
             operation of the Rig;

       (f)   the  Owner has  taken  all  necessary  action  to  authorize  the execution and delivery of this Mortgage and this Mortgage constitutes, the legal, valid and binding obligation of the Owner enforceable against the Owner in accordance with its terms (except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights as from time to time in effect and general equitable principles) and when filed with the United States Coast Guard's National Vessel Documentation Center in Falling Waters, West Virginia will create a legal, valid and enforceable first preferred mortgage lien on the Rig;

       (g) the entry into and performance by the Owner of this Mortgage does not and will not during the Credit Facility Period violate in any respect (i) any law or regulation of any governmental or official authority or body, or (ii) any of the constitutive documents of the Owner including the Certificate of Incorporation or By-laws, as amended from time to time, or (iii) any material agreement, contract or other undertaking to which the Owner is a party or which is binding upon the Owner or any of its assets;

       (h) all consents, licenses, approvals and authorizations required in connection with the entry into, performance, validity and enforceability of this Mortgage and the transactions contemplated hereby and thereby have been obtained and are in full force and effect and will be so maintained during the Credit Facility Period;

       (i) save for such registrations and filings as are referred to in this Mortgage, it is not necessary for the legality, validity, enforceability or admissibility in evidence of this Mortgage that it or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar taxes be paid on or in relation to this Mortgage;

       (j) the Owner is in compliance with all applicable Environmental Laws and all Environmental Approvals relating to the Rig, its operation and management and the business of the Owner (as now conducted and as reasonably anticipated to be conducted in the future) have been obtained or complied with;

       (k) no Environmental Claim has been made or threatened against the Owner, the Approved Manager or otherwise in connection with the Rig; and

       (l) no Environmental Incident which has resulted, or which could reasonably be expected to result, in an Environmental Claim in excess of US$200,000 has occurred.

2.02 The representations and warranties of the Owner set out in Clause 2.01 shall survive the execution of this Mortgage and shall be deemed to be repeated at the time of the making of each Loan and at the time of the issuance of each Letter of Credit, with respect to the facts and circumstances existing at each such time, as if made at each such time.

3.     MORTGAGE

3.01 In order to secure the Obligations, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage unto the Trustee, its successors and assigns, the whole of the Rig TO HAVE AND TO HOLD the same unto the Trustee, its successors and assigns forever upon the terms herein set forth for the enforcement of the Obligations.

       Provided only and the condition of these presents is such that if all of the Obligations secured by this Mortgage have terminated or have been performed in full as and when the same shall become due and payable in accordance with the terms of the Subsidiary Guaranty and this Mortgage and shall observe and comply with the covenants, terms and conditions contained in the Subsidiary Guaranty and this Mortgage expressed or implied to be performed, observed or complied with by and on the part of the Owner and its successors and assigns, all without delay or fraud and according to the true intent and meaning thereof, then these presents and the rights hereunder shall cease, determine and be void otherwise to be and remain in full force and effect and, in such event, the indenture Trustee agrees to execute and record at the expense of the Owner, all such documents as the Owner may reasonably require to discharge this Mortgage.
       Notwithstanding anything to the contrary herein it is not intended that any provision of this Mortgage shall waive the preferred status of this Mortgage and that if any provision or part thereof herein shall be construed as waiving the preferred status of this Mortgage then such provision shall to such extent be void and of no effect.

3.02 The Owner shall remain liable to perform all the obligations assumed by it in relation to the Rig and none of the Secured Creditors shall be under any obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in event of any failure by the Owner to perform its obligations in respect thereof.

4.     PAYMENT COVENANTS

4.01   The Owner hereby covenants with the Secured Creditors:

       (a) to pay and indemnify the Secured Creditors for all such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Mortgage to be payable by the Owner to or recoverable from the Owner by the Secured Creditors (or in respect of which the Owner agrees in this Mortgage to indemnify any of the Secured Creditors at the times and in the manner specified in this Mortgage;

       (b) to pay interest on any such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys referred to in Clause 4.01(a) from the date on which demand is made by any Secured Creditor as the case may be, for payment by the Owner of the relevant expense, claim, liability, loss, cost, duty, fee, charge or other money incurred by any Secured Creditor for which the Owner is responsible (both before and after any relevant judgment) at the Default Rate; and

       (c) to pay and perform its obligations which may be or become due or owing to any Secured Creditor under this Mortgage and the other Credit Documents to which the Owner is or is to be a party at the times and in the manner specified herein or therein.

5.     PRESERVATION OF SECURITY

5.01   It is declared and agreed that:

       (a) the security created by this Mortgage shall be held by the Trustee as a continuing security for the performance of the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Obligations;

       (b) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Security Documents;

       (c) the Trustee shall not have to wait for the Administrative Agent, the Banks or the Letter of Credit Issuer to enforce any of the other Security Documents before enforcing the security created by this Mortgage;

       (d) no delay or omission on the part of the Trustee in exercising any right, power or remedy under this Mortgage shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Mortgage are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Trustee may deem expedient; and

       (e) any waiver by the Trustee of any terms of this Mortgage or any consent given by the Trustee under this Mortgage shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

5.02 Any settlement or discharge under this Mortgage between the Trustee and the Owner shall be conditional upon no security or payment to the Secured Creditors or any of them by the Credit Parties or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Trustee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

5.03 The rights of the Secured Creditors under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Credit Parties, the Secured Creditors or any other person:

       (a) any time or waiver granted to the Credit Parties or any other person; or

       (b) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any of the Credit Parties or any other persons; or

       (c)   any   legal   limitation,   disability,   incapacity   or   other
             circumstances relating to the Credit Parties or any other person; or

       (d) any amendment or supplement to the Credit Agreement, any of the other Credit Documents (other than this Mortgage) or any other document or security; or

       (e) the dissolution, liquidation, amalgamation, reconstruction or reorganization of any of the Credit Parties or any other person; or

       (f) the unenforceability, invalidity or frustration of any obligations of any of the Credit Parties or any other person under the Credit Agreement, any of the other Credit Documents (other than this Mortgage) or any other document or security.

5.04 Until the Obligations have been satisfied in full to the satisfaction of the Trustee, the Owner shall not by virtue of any payment made hereunder on account of the Obligations or by virtue of any enforcement by the Trustee of its rights under, or the security constituted by, this Mortgage or by virtue of any relationship between, or transaction involving, the Owner and Holdings (whether such relationship or transaction shall constitute the Owner a creditor of Holdings, a guarantor of the obligations of Holdings or a party subrogated to the rights of others against Holdings or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Mortgage):

       (a) exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Secured Creditors or any other person; or

       (b) be entitled to exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guaranty, security or agreement; or

       (c) exercise any right of set-off or counterclaim against Holdings or any such co-surety; or

       (d) receive, claim or have the benefit of any payment, distribution, security or indemnity from Holdings or any such co-surety; or

       (e)   unless so directed by the  Trustee (when the Owner will  prove in
             accordance  with  such  directions),  claim  as   a  creditor  of
             Holdings or any such co-surety in competition with the Trustee.

       The Owner shall hold in trust for the Trustee and forthwith pay or transfer (as appropriate) to the Trustee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

5.05 The Owner unconditionally and irrevocably agrees that if any sums hereby secured are not recoverable on the basis of a guaranty (whether by reason of legal limitation, illegality, disability or incapacity on or of Holdings or the Owner or any other person or by reason of any other fact or circumstance, and whether or not known to or discoverable by the Owner, Holdings, the Trustee or any other person), then the Owner will, as a separate and independent stipulation and as a primary obligor, pay to the Trustee on demand an amount or amounts equal to the amount or amounts which the Owner would have been liable to pay but for such irrecoverability and will on demand indemnify the Trustee against any loss or liability suffered or incurred by the Secured Creditors or any of them as a result of such irrecoverability.

6.     INSURANCE

6.01 The Owner covenants with the Trustee throughout the Credit Facility Period that:

       (a) The Owner shall, at its own expense, when and so long as any Obligations remain outstanding, insure the Rig and keep her insured, or cause the Rig to be insured, in lawful money of the United States, in such amounts, for such risks (including without limitation, hull and machinery/increased value, protection and indemnity risks, pollution liability, and war risks), in such form (including without limitation, the form of the loss payable clause and the designation of named assureds) and with such first class insurance companies, underwriters, funds, mutual insurance associations or clubs, as shall be reasonably satisfactory to the Administrative Agent. With respect to hull and machinery/increased value insurance, including war risk, the Owner shall insure the Rig and keep her insured, or cause the Rig to be insured, for an amount which is at least the full commercial value of the Rig, and when such amount is aggregated with the amount of such insurance coverage on the Other Rigs, such aggregate amount shall be at least 110% of the Total Commitment. The Rig shall in no event be insured for an amount less than the agreed valuation as set forth in the applicable marine and war risk policies. Such insurance shall cover marine and war risk perils, on hull and machinery, with deductibles not in excess of US$500,000 (such deductibles not to apply in the case of Total Loss of the Rig), and shall be maintained in the broadest forms available in the American, British and Scandinavian insurance markets or in such other major international markets reasonably acceptable to the Administrative Agent. The Owner shall maintain, or cause to be maintained, protection and indemnity or equivalent insurance, including war risk protection and indemnity coverage and coverage against pollution liability, in an amount not less than US$100,000,000 (or, with respect to pollution liability coverage, such greater amount as may be required from time to time by the Oil Pollution Act 1990, or other Environmental
             Laws), as and when applicable to the Rig and its operations, through underwriters or associations acceptable to the Administrative Agent. In addition, the Owner shall, at its own expense, furnish to the Administrative Agent a mortgagee's single interest policy providing coverage which, when aggregated with the mortgagee's interest insurance furnished to the Administrative Agent in respect of the Other Rigs, shall be in an amount equal to at least 110% of the aggregate amount of the Total Commitment (or in lieu of such mortgagee's interest insurance Owner shall cause the hull and machinery/increased value insurance to be endorsed to afford breach of warranty coverage for the benefit of the Administrative Agent). Such mortgagee's interest insurance and any additional insurance policies for the benefit of the Administrative Agent shall be maintained in the broadest form available in the American, British and Scandinavian markets or other major international markets acceptable to the Administrative Agent through underwriters acceptable to the Administrative Agent. The Rig shall not operate in or proceed into any area then excluded by trading warranties under its marine or war risk policies (including protection and indemnity) without obtaining any necessary additional coverage, satisfactory in form and substance, and evidence of which shall be furnished, to the Administrative Agent.

       (b) The policy or policies of insurance shall be issued by responsible underwriters reasonably acceptable to the Administrative Agent, shall contain conditions, terms, stipulations and insuring covenants satisfactory to the Administrative Agent, and shall be kept in full force and effect by the Owner so long as any Obligations remain outstanding. All such policies, binders and other interim insurance contracts shall be executed and issued in the name of the Owner and shall, to the extent required herein, provide that loss be payable to the Administrative Agent for distribution by it to itself, the Banks and the Owner as their interests may appear, and shall provide for at least ten days' prior notice to be given to the Administrative Agent by the underwriters or association in the event of cancellation or the failure of the Owner to pay any premium or call which would suspend coverage under the policy or the payment of a claim thereunder. The Administrative Agent and the Trustee shall be named as co-assureds on all such policies and insurance contracts, but without liability of the Administrative Agent or the Trustee for premiums or calls. Certified copies of all such policies, binders and other interim insurance contracts shall be deposited with the Administrative Agent. Originals shall also be provided upon the request of the Administrative Agent. The Owner shall furnish to the Administrative Agent annually a detailed report signed by a firm of marine insurance brokers satisfactory to the Administrative Agent as to the insurance maintained in respect of the Rig, as to their opinion as to the adequacy thereof and as to compliance with the provisions of this Clause 6.01.

             Unless otherwise required by the Administrative Agent by notice to the underwriters, although the following insurance is payable to the Administrative Agent, (i) any loss under any insurance on the Rig with respect to protection and indemnity risks may be paid directly to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred and (ii) in the case of any loss (other than a loss covered by (i) above or by the next following paragraph of this Clause 6.01(b)) under any insurance with respect to the Rig involving any damage to the Rig, the underwriters may pay directly for the repair, salvage or other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the Owner as reimbursement therefor; provided, however, that if such damage involves a before deductible loss in excess of US$1,000,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Administrative Agent (which consent shall not be unreasonably withheld). Any loss covered by this paragraph which is paid to the Administrative Agent but which might have been paid, in accordance with the provisions of this paragraph, directly to the Owner or others, shall be paid by the Administrative Agent to, or as directed by, the Owner and all other payments to the Administrative Agent of losses covered by this paragraph shall be applied by the Administrative Agent in accordance with Clause 10.01.

             In the event of an actual or constructive Total Loss or a compromised constructive Total Loss or requisition of title, all insurance payments therefor shall be paid to the Administrative Agent. The Owner shall not declare or agree with the underwriters that the Rig is a constructive or compromised, agreed or arranged constructive Total Loss without the prior written consent of the Administrative Agent.

       (c) In the event of an actual or constructive Total Loss of the Rig, the Administrative Agent shall retain out of the insurance payments received on account of such loss any sum or sums that shall be or become owing to the Secured Creditors under the Security Documents, whether or not the same be then due and payable, together with accrued interest and the cost, if any, of collecting the insurance, and pay the balance as provided in Clause 10.

       (d) The Owner shall comply with and satisfy all of the provisions of any applicable law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Owner or the Rig with respect to the carriage of passengers or pollution, and will maintain, or cause to be maintained, all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade which the Rig from time to time is engaged in.

       (e) The Owner shall renew all insurances as they expire and so as to insure that there is no gap in coverage, keep the Administrative Agent advised of the progress of such renewals, and procure that the insurers shall promptly confirm in writing to the Administrative Agent as and when each such renewal is effected.

       (f) The Owner shall punctually pay all premiums, calls, contributions or other sums payable in respect of all such insurances and produce all relevant receipts when so required by the Administrative Agent.

       (g) The Owner shall arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity or war risks association.

       (h) The Owner shall not employ the Rig or suffer the Rig to be employed otherwise than in conformity with the terms of the instruments of insurance aforesaid relative to the Rig (including any warranties, express or implied, therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

7.     RIG COVENANTS

7.01 The Owner covenants with the Trustee that throughout the Credit Facility Period the Owner will:

       (a) maintain its existence as a corporation in good standing duly organized under the laws of the State of Oklahoma;

       (b) keep the Rig documented in its name as a United States vessel and to do or allow to be done nothing whereby such documentation may be forfeited or imperilled;

       (c) not without the previous consent in writing of the Trustee, change the name of the Rig or make any modification to the Rig which would or might materially alter the structure or type or reduce the performance characteristics of the Rig or materially reduce the value of the Rig;

       (d) keep the Rig in a good and efficient state of repair consistent with the ownership and operating practices of first-class rig owners and operators so as to maintain her present class (namely +A1 M Column Stabilized Drilling Unit Ice Strengthening Class
             IC) at the American Bureau of Shipping free of recommendations and qualifications and change of class, save those notified to and approved in writing by the Trustee and so as to comply with all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels documented under the laws and flag of the United States and applicable to vessels trading to any jurisdiction to which the Rig may, subject to the provisions of this Mortgage, trade from time to time;

       (e) procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as to not diminish the value of the Rig and not to remove any material part of, or item of equipment installed on, the Rig unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest (other than Permitted Liens) in favor of any person other than the Trustee and becomes on installation on the Rig the property of the Owner and subject to the security constituted by this Mortgage;

       (f) submit the Rig to such periodical or other surveys as may be required for classification purposes and if so required to supply to the Trustee and the Administrative Agent copies of all survey reports issued in respect thereof;

       (g) permit the representatives of the Administrative Agent or independent surveyors representing the Trustee to board the Rig at all reasonable times and upon reasonable notice for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford all proper facilities for such inspections;

       (h)   promptly  pay and  discharge all  debts, damages  and liabilities whatsoever which have given or may give rise to maritime or possessory liens (other than Permitted Liens) on or claims enforceable against the Rig and all tolls, dues, taxes, assessments, governmental charges, fines and penalties lawfully charged on or in respect of the Rig and all other outgoings whatsoever in respect of the Rig and in the event of arrest of the Rig pursuant to legal process, or in the event of her detention in exercise or purported exercise of any such lien or claim as aforesaid, procure the release of the Rig from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require;

       (i)   not employ  the  Rig or  allow her  employment  in any  trade  or business which is unlawful under the laws of any relevant jurisdiction or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to destruction, seizure or confiscation and in the event of hostilities in any part of the world (whether war be declared or not) not employ the Rig or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the war risks insurers of the Rig unless there shall have been effected by the Owner (at its expense) such special, additional or modified insurance cover as the Administrative Agent may require;

       (j) promptly furnish to the Trustee all such information as it may from time to time require regarding the Rig, her employment, position and engagements, particulars of all towages and salvages and, upon the request of the Trustee in writing, copies of all charters and other contracts for her employment or otherwise howsoever concerning her;

       (k) notify both the Trustee and the Administrative Agent forthwith by telex or telecopy thereafter confirmed by letter of:

             (i) any casualty to the Rig which is or is likely to be a Major Casualty, and

             (ii) any occurrence in consequence whereof the Rig has become or is, by the passing of time or otherwise, likely to become a Total Loss, and

             (iii) any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with, and

             (iv) any arrest of the Rig or the exercise or purported exercise of any lien on the Rig or any requisition of the Rig for hire, and

             (v) any intended dry docking of the Rig, as to which the Owner shall give the Trustee ten (10) days prior notice, provided, that in the event of any emergency dry docking of the Rig, the Owner shall immediately notify the Trustee; and

             (vi) any intended deactivation or lay-up of the Rig (other than for normal periods of inactivity between contracts for the Rig during which periods the Rig remains manned) and obtain the prior written consent of the Trustee;

       (l) keep proper books of account in respect of the Rig and as and when the Trustee or the Administrative Agent may so reasonably require make such books available for inspection on behalf of the Trustee and furnish satisfactory evidence that the wages and allotments and the insurance of the master and crew are being regularly paid and that all deductions from crew's wages in respect of tax and/or social security liability are being properly accounted for and that the master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

       (m) observe the obligations contained in Sections 7 and 8 of the Credit Agreement which apply to the Rig and the Owner, and in pursuance thereof such obligations shall be incorporated in and deemed to form part of this Mortgage mutatis mutandis;

       (n) not without the previous consent in writing of the Trustee (such consent not to be unreasonably withheld), put the Rig into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed Two Million Five Hundred Thousand United States Dollars (US$2,500,000) (or the equivalent in any other currency) unless such person shall first have given to the Trustee and in terms reasonably satisfactory to it a written undertaking not to exercise any lien on the Rig for the cost of such work or otherwise;

       (o) comply with and satisfy all the requirements and formalities established by the Ship Mortgage Act and any other pertinent legislation of the United States to perfect this Mortgage as a legal, valid and enforceable first and preferred lien upon the Rig and promptly to furnish to the Trustee from time to time such proof as the Trustee may request for its satisfaction with respect to the Owner's compliance with the provisions of this sub-clause;

       (p) place, and use due diligence to retain, a properly certified copy of this Mortgage on board the Rig with her papers and cause such certified copy of this Mortgage to be exhibited to any and all persons having business with the Rig which might give rise to any lien thereon other than a lien for crew's wages, general average and salvage and to any representative of the Trustee on demand and to place and keep prominently displayed in the chart room and in the master's cabin of the Rig a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide and 9 inches high reading as follows:

                                       "NOTICE OF MORTGAGE

             This Rig is covered by a First Preferred Mortgage to CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, as Security Trustee for the Banks defined in the said Mortgage under authority of the United States Ship Mortgage Act, 1920, as amended, recodified as 46 U.S.C. 31301 et seq. Under the terms of the said Mortgage neither the Owner nor any charterer nor the master of this Rig nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Rig any lien whatsoever other than for crew's wages, general average and salvage."

       (q) comply, or procure compliance with, all Environmental Laws and Environmental Approvals relating to the Rig, its operation or management and the business of the Owner from time to time;

       (r)   notify the Trustee forthwith upon:

             (i) any Environmental Claim which could reasonably be expected to result in damages in excess of US$200,000 being or made against the Owner, or otherwise in connection with the Rig; or

             (ii) any Environmental Incident occurring, and keep the Trustee advised, in writing on such regular basis and in such detail as the Trustee shall require, of the Owner's response to such Environmental Claim or Environmental Incident;

       (s) not sell, mortgage or transfer the Rig (other than as permitted by the Credit Agreement) without the written consent of the Trustee having first been obtained, and any such written consent to any one such sale, mortgage or transfer shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage or transfer. Any such sale, mortgage or transfer shall be subject to the provisions of this Mortgage and the lien it creates. The Owner shall not charter the Rig to, or permit the Rig to serve under any contract with, a person included within the definition of (i) "national" of a "designated foreign country," or "specially designated national" of a "designated foreign country," in the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States Treasury Department, 31 C.F.R. Parts 500 and 515, in each case as amended, (ii) "Government of Libya", "entity of the Government of Libya" or "Libyan entity" in the Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R. Part 550, as amended, or (iii) "Government of Iraq", "entity of the Government of Iraq" or "Iraqi Government entity" in the Iraqi Sanctions Regulations, 56 Fed. Reg. 2112 (1991) to be codified at 31 C.F.R. Part 575, as amended, all within the meaning of said Regulations or of any regulations, interpretations or rulings issued thereunder, or sail in Cuban waters or enter any Cuban port for any purpose or engage in any transaction that violates any provision of said Regulations or that violates any provision of the Iranian Transactions Regulations, 31 C.F.R. Part 560, as amended, the Foreign Funds Control Regulations, 31 C.F.R. Part 520, as amended, the Transaction Control Regulations, 31 C.F.R. Part 505, as amended, the Haitian Transaction Regulations, 31 C.F.R. Part 580, as amended, the Foreign Assets Control Regulations, 31 C.F.R. Part 500, as amended, or Executive Orders 12810 and 12831; if such transaction or violation would (i) expose the Trustee to any penalty, sanction or investigation or (ii) jeopardize the lien created by this Mortgage or (iii) have a material adverse effect on the Owner or the operation of the Rig;

       (t) shall not cause or permit the Rig to be operated in any manner contrary to law, shall not abandon the Rig in a foreign port, shall not engage in any unlawful trade or violate any law or carry any cargo that shall expose the Rig to penalty, forfeiture or capture, and shall not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Rig under the laws of the United States and will at all times keep the Rig duly documented thereunder.

8.     PROTECTION OF SECURITY

8.01 The Trustee shall without prejudice to its other rights and powers under this Mortgage and the other Credit Documents be entitled (but not bound) at any time and as often as may be necessary to take any such action as it may in the reasonable exercise of its discretion think fit for the purpose of protecting or maintaining the security created by this Mortgage and the other Credit Documents (including, without limitation, such action as is referred to in Clause 8.02) and each and every expense, liability, or loss (including, without limitation, legal fees) so incurred by the Secured Creditors in or about the protection or maintenance of the said security together with interest payable thereon under Clause 4.01(b) shall be repayable to it by the Owner on demand.

8.02   Without prejudice to the generality of Clause 8.01:

       (a) if the Owner does not comply with the provisions of Clause 6 or any of them the Administrative Agent shall be entitled (but not bound) to effect or to replace and renew and thereafter to maintain the Insurances in such manner as in its discretion it may think fit and to require that all policies, contracts and other records relating to the Insurances (including details of any correspondence concerning outstanding claims) be forthwith delivered to such brokers as the Administrative Agent may nominate and to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Administrative Agent in its absolute discretion may think fit and to permit the brokers through whom the collection or recovery is effected to charge the usual brokerage therefor; and

       (b) if the Owner does not comply with the provisions of Clause 7.01(d) and/or 7.01(f) or any of them the Trustee shall be entitled (but not bound) to arrange for the carrying out of such repairs to and/or surveys of the Rig as it deems expedient or necessary; and

       (c) if the Owner does not comply with the provisions of Clause 7.01(h) or any of them the Trustee shall be entitled (but not bound) to pay and discharge all such debts, damages and liabilities and all such tolls, dues, taxes, assessments, charges, fines, penalties and other outgoings as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Rig.

9.     ENFORCEABILITY AND INDENTURE TRUSTEE'S POWERS

9.01 Upon the happening of any of the Events of Default specified in the Credit Agreement but without the necessity for any court order or declaration in any jurisdiction to the effect that an Event of Default has occurred (and whether prior to or after the Required Banks having served on the Owner any such notice as is referred to in Section 9 of the Credit Agreement) the security constituted by this Mortgage shall become immediately enforceable and the Trustee shall be entitled, as and when it may see fit, to put into force and exercise all or any of the powers possessed by it as mortgagee of the Rig or otherwise and in particular:

       (a) to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by applicable law including the provisions of the Ship Mortgage Act;

       (b) to take possession of the Rig whether actually or constructively and/or otherwise to take control of the Rig wherever the Rig may be and cause the Owner or any other person in possession of the Rig forthwith upon demand to surrender the same to the Trustee without legal process and without liability of the Trustee for any losses or damages incurred thereby and without having to render accounts to the Owner in connection therewith;

       (c) to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Administrative Agent;

       (d) to collect, recover, compromise and give a good discharge for or procure that the Administrative Agent collect, recover, compromise and give good discharge for any and all moneys or claims for moneys then outstanding or thereafter arising under the Insurances or any Requisition Compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

       (e) to take over or institute (if necessary using the name of the Owner) or, to the extent lawful, procure that the Administrative Agent take over or institute all such proceedings in connection with the Rig, the Insurances, or any Requisition Compensation as the Trustee in its absolute discretion thinks fit and to discharge, compound, release or compromise claims against the Owner in respect of the Rig which have given or may give rise to any charge or lien on the Rig or which are or may be enforceable by proceedings against the Rig;

       (f) to sell the Rig or any share therein with or without prior notice to the Owner free from any claim of or by the Owner of any nature whatsoever, and with or without the benefit of any charterparty or other contract for her employment, by public auction or private contract at such place and upon such terms (including, without limitation, on terms such that payment of some or all of the purchase price be deferred) as the Trustee in its absolute discretion may determine with power to postpone any such sale, without being answerable for any loss occasioned by such sale or resulting from postponement thereof, and/or itself to purchase the Rig at any such public auction and to set off the purchase price against all or any part of the Obligations;

       (g) to manage, insure, maintain and repair the Rig and to charter, employ, sail or lay up the Rig in such manner, upon such terms and for such period as the Trustee in its absolute discretion deems expedient and for the purposes aforesaid the Trustee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Rig, and the insurance, management, maintenance, repair, classification, chartering and employment of the Rig, in all respects as if the Trustee were the owner of the Rig and without being responsible for any loss thereby incurred;

       (h) to recover from the Owner on demand any expenses, liabilities or losses as may be incurred by the Trustee in or about the
             exercise   of   the   power   vested   in   the   Trustee   under
             Clause 9.01(g);

       (i) generally, to recover from the Owner on demand each and every expense, liability or loss incurred by the Trustee in or about or incidental to the exercise by it of any of the powers aforesaid.

9.02 The Trustee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim, take any action or enforce any rights and benefits assigned to the Trustee by this Mortgage or to which the Trustee may at any time be entitled hereunder.

9.03 Neither the Secured Creditors nor their agents, managers, officers, employees, delegates and advisers shall be liable for any expense, claim, liability, loss, cost, damage or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions under this Mortgage in the absence of gross negligence or wilful misconduct.

9.04 The Trustee shall not by reason of the taking possession of the Rig be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realization or for any default or omission for which a mortgagee-in-possession might be liable.

9.05 Upon any sale of the Rig or any share therein by the Trustee the purchaser shall not be bound to see or enquire whether the power of sale of the Trustee has arisen in the manner provided in this Mortgage and the sale shall be deemed to be within the power of the Trustee and the receipt of the Trustee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

10.    APPLICATION OF MONEYS

10.01  (a)   All  moneys  received  by  the  Trustee  (or  any  other  Secured
             Creditor, as the case may be) in respect of sale of the Rig or any part thereof; in respect of recovery under the Insurances;
             or in respect of Requisition Compensation, shall be applied in the following manner:

             (i) first, to the payment of all amounts owing the Trustee of the type described in clauses (ii) and (iii) of Recital D;

             (ii) second, to the extent moneys remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Clause 10.01(c), with each Secured Creditor receiving an amount equal to such Obligations held by it or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

             (iii) third, to the extent moneys remain after the application pursuant to the preceding clauses (i) and (ii), and following the termination of this Mortgage pursuant to Clause 3.01, any surplus then remaining shall be paid to the Owner, subject, however, to the rights of the holder of any then existing Lien of which the Trustee has actual notice (without investigation).

       (b) For purposes of this Mortgage "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount in respect of any Obligations, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Obligations owing to or held by such Secured Creditor and the denominator of which is the then outstanding amount of all such Obligations. For purposes of determining the amount payable to each Secured Creditor, the Trustee shall be entitled to request each Secured Creditor to furnish it with written notice of the amount of Obligations then owed to it and shall be entitled to reply upon the amounts stated therein in making such distribution.

       (c) All payments required to be made to Secured Creditors hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Secured Creditors.

       (d) For purposes of applying payments received in accordance with this Clause 10.01, the Trustee shall be entitled to reply upon
             (i) the Administrative Agent under the Credit Agreement and (ii) the Secured Creditors for a determination (which the Administrative Agent and each Secured Creditor, by their acceptance of the benefits of this Mortgage shall be obligated to provide upon request of the Trustee) of the outstanding Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Secured
             Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Trustee, in acting hereunder, shall be entitled to assume that no obligations other than principal, interest and regularly accruing fees are owing to any Secured Creditor.

11.    FURTHER ASSURANCES

11.01 The Owner shall execute and do all such assurances, acts and things as the Trustee in its absolute discretion may require for:

       (a) perfecting or protecting the security created (or intended to be created) by this Mortgage; or

       (b) preserving or protecting any of the rights of the Trustee, and the other Secured Creditors under this Mortgage; or

       (c) ensuring that the security constituted by this Mortgage and the covenants and obligations of the Owner under this Mortgage shall enure to the benefit of any transferee, successor or assignee of the Trustee; or

       (d) enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

       (e) the exercise of any power, authority or discretion vested in the Trustee under this Mortgage,

       in any such case, forthwith upon demand by the Trustee and at the expense of the Owner.

12.    POWER OF ATTORNEY

12.01 The Owner, by way of security and in order more fully to secure the performance of the Obligations, hereby irrevocably appoints the Trustee as its attorney until the Total Commitment is terminated and none of the Obligations remain outstanding for the purposes of:

       (a) doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Owner itself could do, execute, sign or register in relation to the Rig (including without limitation, transferring title to the Rig to a third party), provided, however, that such power shall not be exercisable by or on behalf of the Trustee until this Mortgage shall have become immediately enforceable pursuant to Clause 9.01; and

       (b)   executing,   signing,  perfecting,   doing   and  (if   required)
             registering every such further assurance document, act or thing as is referred to in Clause 11.

12.02 The exercise of such power as is referred to in Clause 12.01(a) by or on behalf of the Trustee shall not put any person dealing with the Trustee upon any enquiry as to whether this Mortgage has become enforceable nor shall such person be in any way affected by notice that this Mortgage has not become enforceable and, in relation to both Clauses 12.01(a) and 12.01(b), the exercise by the Trustee of such power shall be conclusive evidence of its right to exercise the same.

13.    INDEMNITIES

13.01 The Owner will indemnify and save harmless each of the Secured Creditors and each agent or attorney appointed under or pursuant to this Mortgage (each an "Indemnitee") from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by such Secured Creditor or such agent or attorney in good faith:

       (a) in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Mortgage; or

       (b) in the preservation or enforcement of the rights of the Trustee under this Mortgage; or

       (c) on the release of the Rig from the security created by this Mortgage,

       and the Secured Creditors and each such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Mortgage. All such amounts recoverable by such Secured Creditors or such agent or attorney shall be recoverable on a full indemnity basis.

13.02 Without limiting the foregoing Clause 13.01, the Owner hereby further indemnifies and holds harmless each of the Secured Creditors and their respective officers, directors, employees, attorneys and agents from and against any and all liabilities, losses, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, consultant fees, investigation and laboratory fees) imposed upon or incurred by or asserted against them, or any of them, by reason of (a) an actual, alleged or threatened Environmental Incident; (b) any personal injury (including wrongful death) or property damage (real or personal) or economic damage arising out of or related to such Environmental Incident; (c) any Environmental Claim brought or threatened, or settlement reached; or (d) any violation of laws, orders, regulations, requirements or demands of government authorities relating to Hazardous Materials at, or discharged from the Rig.

13.03 If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Owner or the liquidation of the Owner or for any other reason, any payment under or in connection with this Mortgage is made or fails to be satisfied in a currency (the "payment currency") other than the currency in which such payment is due under or in connection with this Mortgage (the
       "contractual currency"), then to the extent that the amount of such payment actually received by the Trustee, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Mortgage, the Owner, as a separate and independent obligation, shall indemnify and hold harmless the Trustee against the amount of such shortfall. For the purposes of this Clause 13.03, "rate of exchange" means the rate at which the Trustee is able on the date of such payment (or, if it is not practicable for the Trustee to purchase the contractual currency with the payment currency on the date of such payment, at the rate of exchange as soon afterwards as is practicable for the Trustee to do
       so) to purchase the contractual currency with the payment currency and shall take into account any premium and other costs of exchange with respect thereto.

14.    EXPENSES

14.01 The Owner shall pay to any Secured Creditor on demand all costs, fees and expenses, including, but not limited to, legal fees and expenses and valuation fees and Taxes thereon incurred by any Secured Creditor or for which any Secured Creditor may become liable in connection with:

       (a)   the  negotiation,  preparation   and  execution  of   the  Credit
             Agreement and the Credit Documents (or any of them); and/or

       (b) the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under the Credit Agreement and the Credit Documents (or any of them).

14.02 The Owner shall pay to the Trustee and the Administrative Agent on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and Taxes thereon incurred by any Secured Creditor in connection with:

       (a) any variation of, or amendment or supplement to, any of the terms of the Credit Agreement and the Credit Documents (or any of them) requested by the Owner, necessary or advisable under applicable law or relating to the syndication of the Facility, or initiated during the occurrence and continuation of an Event of Default; and/or

       (b) any consent or waiver required from the Trustee in relation to the Credit Agreement and the Credit Documents (or any of them),

       and  in  each  case,   regardless  of  whether  the  same  is  actually
       implemented, completed or granted, as the case may be.

14.03 The Owner shall pay promptly all stamp, documentary and other like duties and Taxes to which the Credit Agreement and the Credit Documents (or any of them) may be subject or give rise and shall indemnify the Trustee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Owner to pay any such duties or Taxes.

15.    COMMUNICATIONS

15.01 All notices to the Trustee hereunder shall be in writing and shall be made to the following address:


                   Christiania Bank og Kreditkasse, New York Branch 11 West 42nd Street
                   7th Floor
                   New York, New York  10036
                   Telefax:  (212) 827-4888
                   Attention:  Loan Administration


       All  other notices  shall be  made  to the  addresses  provided for  in
       Section 12.03 of the Credit Agreement and Annex II thereto.

16.    ASSIGNMENTS

16.01 This Mortgage shall be binding upon and shall enure to the benefit of the Owner, the Secured Creditors and their respective transferees, successors and permitted assigns and references in this Mortgage to any of them shall be construed accordingly.

16.02 The Owner may not assign or transfer all or any part of its rights and/or obligations under this Mortgage.

16.03 Pursuant to Section 12.04 of the Credit Agreement, each Bank has the right to assign or transfer all or any part of its rights and/or obligations under the Credit Agreement on the terms therein provided. The Trustee shall notify the Owner promptly following any such assignment, transfer or change.

17.    TOTAL AMOUNT, ETC.

17.01 The total amount of the direct or contingent obligations secured by this Mortgage is Three Hundred Million U.S. Dollars (US$300,000,000) of principal plus interest, fees, commissions and performance of mortgage covenants. The interest of the Owner in the Rig is 100%. The interest of the Trustee in the Rig is 100%. The date of maturity is November 13, 2001, and the discharge amount is the same as the total amount plus such other sums as shall be payable by the Owner to the Banks under the Credit Agreement.

18.    MISCELLANEOUS

18.01 If at any time any one or more of the provisions in this Mortgage is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Mortgage shall not be in any way affected or impaired thereby.

18.02 The Trustee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Trustee under this Mortgage in relation to the Rig. Any such delegation may be made upon such terms and subject to such regulations as the Trustee may think fit. The Trustee shall not be in any way liable or responsible to the Owner for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate.

18.03 A certification or determination by the Trustee as to any matter provided for in this Mortgage shall, in the absence of manifest error, be conclusive and binding on the Owner.

19.    JURISDICTION

19.01 The Owner agrees that the Trustee shall have the liberty but shall not be obliged to take any proceedings in the courts of any country to protect or enforce the security constituted by this Mortgage and/or the Credit Agreement and the Security Documents or to enforce any provisions of this Mortgage and/or the Credit Agreement and the Security Documents or to enforce the Obligations and for the purpose of any proceedings for such enforcement the Owner hereby submits to the jurisdiction of the courts of any country of the choice of the Trustee.

19.02 Without prejudice to the generality of Clause 19.01, the Trustee shall have the right to arrest and take action against the Rig at whatever place the Rig shall be found lying and for the purpose of any action which the Trustee may bring before the courts of such jurisdiction or other judicial authority and for the purpose of any action which the Trustee may bring against the Rig, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the master of the Rig (or upon anyone acting as the master) and such service shall be deemed good service on the Owner for all purposes.

19.03 The Owner agrees that should the Trustee bring a legal action or proceedings against it or its assets in relation to any matters arising out of or in connection with this Mortgage, no immunity from such legal action or proceedings (which shall be deemed to include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of the Owner or with respect of its assets, and the Owner hereby irrevocably waives any such right of immunity which it or its assets now has or may hereafter acquire and the Owner hereby consents generally in respect of any legal action or proceedings arising out of or in connection with this Mortgage to the giving out of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution or attachment against any property whatsoever of any order or judgment which may be made or given in such action or proceedings.


IN WITNESS whereof the Owner has caused this Mortgage to be executed the day and year first before written.

READING & BATES DRILLING CO.

By_____________________________________
   Name:  T.W. Nagle
   Title:  Vice President and Treasurer



                          ACKNOWLEDGEMENT OF MORTGAGE


STATE OF NEW YORK           )
                            )  S.S.
COUNTY OF NEW YORK          )



On this 13th day of November, 1996 before me personally appeared Timothy W. Nagle to me known who being by me duly sworn did depose and say that he resides at 13307 Tosca Lane, Houston, TX; that he is Vice President and Treasurer for READING & BATES DRILLING CO., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of READING & BATES DRILLING CO.

                                 _____________________
                                 Notary Public